Exhibit 5.1

Rosenfeld Roberson Johns & Durrant
Of Counsel Michael C. "Nick" Niarchos	Attorneys at Law 6725 Via Austi Parkway Suite 200 Las Vegas, Nevada 89119 http://www.lawrosen.com	(702) 386-8637 Fax (702) 385-3025

January 12, 2007
Think Partnership Inc. 28050 US 19 North, Suite 509 Clearwater, FL 33761

Re:

Think Partnership Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Think Partnership Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing of the registration statement on Form S-3 dated January 11, 2007 (the “Registration Statement”), to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes the prospectus (the “Prospectus”).  The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”).  The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by the Company of up to $50,000,000 aggregate offering price of (a) shares of common stock of the Company, par value $0.001 per share (the “Common Stock”) and (b) warrants to purchase shares of Common Stock (the “Warrants”), or any combination of the foregoing, plus any additional Common Stock or Warrants that may be registered pursuant to any subsequent registration statements that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Act (collectively, the “Securities”).

In our capacity as your counsel in connection with such registration, we are familiar with the proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the Securities.  For the purposes of this opinion, we have assumed that such proceedings to be taken in the future will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law.

For purposes of this opinion, we have reviewed the Registration Statement.  In addition, we have examined and relied upon the originals or copies certified or otherwise provided by the Company and identified to our satisfaction of: (i) the Company’s Articles of Incorporation, as amended to date; (ii) the By-laws of the Company, as amended to date; (iii) records of the corporate proceedings of the Company as we deemed necessary or appropriate as a basis for the opinions set forth herein; (iv) the Officer’s Certificate dated as of January 12, 2007, executed by Scott P. Mitchell attached hereto as Exhibit A, including the exhibits attached thereto (collectively, the “Officer’s Certificate”); and (v) those matters of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.  We have not made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company, or of any other matters.  In rendering our opinion, we have assumed without inquiry the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original executed documents of all documents submitted to us as certified, electronic, or photostatic copies, whether signed or unsigned, and the authenticity of the originals of those documents submitted to us as copies. We have assumed the Registration Statement is the only material document governing this transaction and that the representations and warranties made by the Company in the Officer’s Certificate are true and accurate and complete as of the date thereof.  We have also assumed that when the Registration Statement and any required post-effective amendments thereto have all become effective under the Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and upon adoption by the Board of Directors of the Company of resolutions in form and content as required by applicable law, if not so previously adopted, authorizing the issuance of such Securities, the total number of shares of common stock of the Company issued and outstanding or reserved for issuance (including shares issued prior to the filing of the Registration Statement and any options or warrants that may be converted to common stock) shall not exceed 200,000,000 , as such number is the total number of shares of Common Stock that are authorized to be issued by the Articles of Incorporation (as such term is defined below).

On the basis of, and in reliance upon, the foregoing, and subject to the assumptions, exceptions, qualifications and limitations contained herein, we are of the opinion that:

1.

When the Registration Statement and any required post-effective amendments thereto have all become effective under the Act (and assuming that such effectiveness shall not have been terminated or rescinded) and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and upon adoption by the Board of Directors of the Company of resolutions in form and content as required by applicable law, if not so previously adopted, authorizing the issuance and sale of such Securities and upon payment to the Company of full consideration therefor (in no event less than the par value thereof for shares of Common Stock, in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus supplement(s), any applicable definitive purchase, underwriter or similar agreement, and by such Board of Directors’ resolutions) and assuming that (i) the terms of such Securities as issued and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and such resolutions, (ii) at the time of issuance of such Securities, the Company has a sufficient number of authorized but unissued shares of Common Stock, as applicable, under the Company’s Articles of Incorporation, as amended to date (the “Articles of Incorporation”), (iii) such Securities as issued and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound, any court or governmental or regulatory body having jurisdiction over the Company or otherwise and (iv) such Securities are issued and sold as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement(s), any applicable definitive purchase, underwriting or similar agreement, and such Board of Directors’ resolutions, such shares of Common Stock (including any Common Stock duly issued upon the conversion or exercise of any Warrants, as applicable, pursuant to the terms thereof that are exercisable for the purchase of Common Stock), will be validly issued, fully paid and nonassessable;

2.

When (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act (and assuming that such effectiveness shall not have been terminated or rescinded) and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, (ii) the Warrants have been duly authorized and duly established in accordance with applicable law (including, without limitation, by the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Warrants) the “Warrant Authorization”) and (iii) the Warrants have been duly executed, authenticated and/or countersigned in accordance with the Warrant Agreement relating to such Warrants and delivered on behalf of the Company against payment therefor as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Warrant Authorization, and assuming that (a) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Warrant Authorization, (b) the Warrants as executed do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (c) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound, any court or governmental or regulatory body having jurisdiction over the Company or otherwise and (d) the Warrants are then issued and sold as contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s), any applicable definitive purchase, underwriting or similar agreement, and the Warrant Authorization, the Warrants will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.  The opinions set forth in this paragraph 2 relating to the enforceability of the Warrants are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws, relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a  proceeding at equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts or materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy.

The foregoing opinions are subject to the following additional qualifications and limitations:

(A)

 Our opinions are limited to the laws of the State of Nevada, as currently in effect.  We do not purport to be experts on the laws of any other jurisdiction nor do we express an opinion as to laws other than the laws of the State of Nevada in effect on the date hereof as they presently apply. We assume no duty to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention with regard to the laws of the State of Nevada or any other state other than the State of Nevada.

(B)

 With respect to all factual matters in the opinions above, we have relied, and you have agreed that we may rely, solely on the Officer’s Certificate.

(C)

We have made no independent investigation as to the accuracy or completeness of any representation, warranty, data or other information, written or oral, made or furnished in connection with the transactions contemplated by the Registration Statement, but we have relied solely upon representations and warranties as to factual matters made by the Company.

(D)

The opinions are rendered based upon our interpretation of existing law and are not intended to speak with reference to standards hereinafter adopted or evolved in subsequent judicial decisions by courts.  Additionally, we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

(E)

The opinions expressed herein are limited solely to those matters set forth above, and we specifically do not render any opinions pertaining to any matter not expressly stated herein.

(F)

The opinions contained herein are subject to the effect of bankruptcy, insolvency, reorganization, moratorium, anti-deficiency, and other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or by general equitable principles (including, without limitation, the federal Bankruptcy Code and the Uniform Fraudulent Transfers Act as adopted as Chapter 112 of Nevada Revised Statutes, it being understood that no opinion is rendered hereby with respect to the issue of fraudulent conveyances) and the exercise of judicial discretion in accordance with general principles of equity (whether considered in a proceeding in equity or at law).

(G)

The resale, assignment, or other transfer of Warrants are subject to contractual requirements.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof and any amendments thereto.  This opinion is rendered solely in connection with the Registration Statement as described above.  This opinion may not be relied upon for any other purpose without our prior express written consent.

Sincerely,
Rosenfeld Roberson Johns & Durrant
/s/Lance Johns, Esq.
Lance Johns, Esq.

Attachment